Exhibit 16.3 Consent

Cordovano and Honeck LLP

Denver, Colorado

Securities and Exchange Commission

405 5th Street, NW

Washington, D.C. 20549

Gentlemen:

We have read and agreed with the comments in Item 4.01 of Form 8-K/A of Knight Fuller, Inc.
dated April 11, 2005.

/s/ Cordovano and Honeck

Cordovano and Honeck

Denver, Colorado

April 11, 2005